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BayFirst Financial Corp. Appoints Thomas G. Zernick as CEO and Names Robin Oliver as President, Effective January 1, 2024
ST. PETERSBURG, Florida – January 2, 2024 – BayFirst Financial Corp. (NASDAQ: BAFN) (“BayFirst” or the “Company”), parent company of BayFirst National Bank (the “Bank”) today announced that its Board of Directors appointed Thomas Zernick as chief executive officer and named Robin Oliver president and chief operating officer, effective January 1, 2024. As previously announced, retiring Chief Executive Officer Anthony N. Leo will remain a director of the Company and will also serve as a part-time consultant for strategic matters.
Zernick was made a director of the Company and joined the Board in February 2023 when he was appointed successor chief executive officer. He has served as president of the Company since February 2022, and previously served as president of its CreditBench Division, which provides government-guaranteed lending to businesses throughout the nation. Zernick joined the Company in 2016.
Oliver has held the role of chief operating officer of BayFirst since 2022 and has been a key player in the Company’s operational decision making and strategy since joining the team in 2018.
“It is my great pleasure to announce these two promotions and acknowledge the exceptional commitment and results both Tom and Robin have demonstrated over the course of their careers at BayFirst,” said Anthony Saravanos, chairman of the Board. “With proven track records of success, I am confident Tom and Robin will lead the Company to continued growth and profitability in the years to come.”
About BayFirst Financial Corp.
BayFirst Financial Corp. is a registered bank holding company based in St. Petersburg, Florida which commenced operations on September 1, 2000. Its primary source of income is derived from its wholly owned subsidiary, BayFirst National Bank, a national banking association which commenced business operations on February 12, 1999. The Bank currently operates eleven full-service banking offices throughout the Tampa Bay region and offers a broad range of commercial and consumer banking services to businesses and individuals. The Bank was the 7th largest SBA 7(a) lender by dollar volume and 3rd by number of units originated nationwide through the SBA's 2023 fiscal year ended September 30, 2023. Additionally, it was the number one SBA 7(a) lender in dollar volume in the 5 county Tampa Bay market for the SBA's 2023 fiscal year. As of September 30, 2023, BayFirst Financial Corp. had $1.13 billion in total assets.
Forward-Looking Statements
In addition to the historical information contained herein, this presentation includes "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. These statements are subject to many risks and uncertainties, including, but not limited to, the effects of health crises, global military hostilities, or climate change, including their effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with them; the ability of the Company to implement its strategy and expand its banking operations; changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks related to mergers and acquisitions; changes in benchmark interest rates used to price loans and deposits, changes in tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the SEC, including, but not limited to those “Risk Factors” described in our most recent

Form 10-K and Form 10-Q. Readers should note that the forward-looking statements included herein are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements
Note: Transmitted on Globe Newswire on January 2, 2024 at 9:00 am ET.